UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2005

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or	(Commission File Number)	(I.R.S. Employer Identification
organization)		No.)

Six International Drive, Suite 190
Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On October 28, 2005, the Company held a conference call to discuss its third quarter 2005 financial results and other corporate developments.  During this call, the Company provided the following earnings guidance for the full year and fourth quarter of 2005, and 2006:

•      The Company has revised its estimate of the Medicare Supplement loss ratio for the full year 2005 to approximately 72%, around 200 basis points higher than its prior estimate.

•      In August 2005, the Company gave full year 2005 guidance which implied fourth quarter 2005 earnings per share in a range of $0.30 to $0.32 per share.  The fourth quarter 2005 will continue to be affected by the Medicare Supplement loss ratio and the lapsation items that the Company included in its earnings press release for the quarter ended September 30, 2005, but the Company is comfortable with its expectations for the rest of its segments.

•      The Company currently estimates that the Medicare Supplement loss ratio in the fourth quarter of 2005 will not improve materially over the third quarter of 2005. The Company’s prior guidance assumed the trend of loss ratio improvement that the Company historically experienced in the fourth quarter.  In light of recent results, the Company has revised its view of the full year 2005 Medicare Supplement loss ratio, and currently estimates that the loss ratio will be around 71.5% in the fourth quarter. This will cost the Company about $0.05 to $0.06 off the implied fourth quarter guidance.

•      The Company believes that the excess lapsation has peaked and will have a lesser adverse effect on the fourth quarter results as the specific replacement activity tails off.  The Company currently estimates that this may cost around $0.01 to $0.02 per share in the fourth quarter.

•      The Company now expects to expense up to $9 million in Part D marketing and administrative costs in the fourth quarter, an increase of up to $4 million over its original estimate.

•      The Company recently has decided to spend an additional $2 million to $3 million on Medicare Advantage marketing in the fourth quarter.

•      Taken together, the Company’s fourth quarter 2005 core results, before accounting for Part D and Medicare Advantage extra expenses, should come in between $0.26 and $0.29 per share, an improvement of $0.02 to $0.05 over the third quarter results, excluding realized gains.  In addition, the Company may incur up to $0.09 for Part D and up to $0.03 to support its Medicare Advantage marketing efforts. This results in guidance of $0.14 to $0.19 per share for the fourth quarter.

•      The Company estimates that the Medicare Supplement loss ratio for 2006 will remain approximately where it is in 2005, around 71% to 72%. If this happens, the Company will be off around $0.12 to $0.14 from where it originally thought it would be for 2006.

The Company intends to furnish a transcript of its third quarter earnings call promptly following its availability.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information contained herein (including the exhibit) and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding the expectations of the Company’s operating plans and strategies generally, statements regarding the Company’s expectations of the performance of its Medicare Supplement business and other lines of business, the Company’s ability to institute future rate increases, expectations regarding the introduction of the Company’s Part D program, including its estimates of costs and revenues, future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. the Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and
Chief Financial Officer

Date:  October 28, 2005